Exhibit 1.1

The Goodyear Tire & Rubber Company

9.500% Senior Notes due 2025

UNDERWRITING AGREEMENT

May 20, 2020

Goldman Sachs & Co. LLC

As Representative of the Several Underwriters

c/o Goldman Sachs & Co.

200 West Street

New York, New York 10282

Ladies and Gentlemen:

The Goodyear Tire & Rubber Company, an Ohio corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters (the “Underwriters”) named in Schedule I hereto for whom you are acting as representative (the “Representative”) $200,000,000 in aggregate principal amount of 9.500% Senior Notes due 2025 (the “Securities”). The respective principal amounts of the Securities to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Securities will be issued pursuant to the Indenture dated as of August 13, 2010 (the “Base Indenture”), as amended and supplemented by the Seventh Supplemental Indenture dated as of May 18, 2020 (the “Seventh Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the subsidiary guarantors signatory hereto (the “Subsidiary Guarantors”) and Wells Fargo Bank, N.A., as trustee (the “Trustee”), and will be guaranteed on an unsecured senior basis by each of the Subsidiary Guarantors (the “Guarantees”). The term “Securities”, when used herein, includes the Guarantees where applicable. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement (as defined below) and the Prospectus (as defined below).

The Company previously issued $600,000,000 in aggregate principal amount of its 9.500% Senior Notes due 2025 under the Indenture (the “Existing Securities”). The Securities will constitute “Additional Notes” (as such term is defined in the Supplemental Indenture) and will have identical terms as the Existing Securities and will be treated together with the Existing Securities as a single class for all purposes under the Indenture.

As the Representative, you have advised the Company (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the principal amount of Securities set forth opposite their respective names in Schedule I.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SUBSIDIARY GUARANTORS.

The Company and each of the Subsidiary Guarantors, jointly and severally, represent and warrant to each of the Underwriters as follows:

(a) An “automatic shelf registration statement” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No. 333-238212) in respect of the Securities and the Guarantees, including a form of prospectus (the “Base Prospectus”), has been prepared and filed by the Company not earlier than three years prior to the date hereof, in conformity with the requirements of the Act and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto has been received by the Company. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3. “Preliminary Prospectus” means the Base Prospectus, as supplemented by any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities and the Guarantees filed with the Commission pursuant to Rule 424(b) under the Act and including the documents incorporated in the Base Prospectus by reference. Copies of such registration statement, including any amendments thereto, the Preliminary Prospectus and the exhibits, financial statements and schedules to such registration statement, in each case as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any post-effective amendment thereto filed by the Company and the Subsidiary Guarantors pursuant to Rules 413(b) and 462(f) under the Act, is herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A, 430B or 430C under the Act and contained in the Prospectus referred to below. The Registration Statement has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. “Prospectus” means the prospectus in the form first used to confirm sales of Securities and filed with the Commission after the Applicable Time (as defined below) pursuant to and within the time limits described in Rule 424(b) under the Act and in accordance with Section 3(a) hereof. Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include any documents incorporated by reference therein as of each effective date of such Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as applicable, and, in the case of any reference herein to the Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424(b) under the Act, and prior to the termination of the offering of the Securities by the Underwriters.

(b) As of the Applicable Time and as of the Closing Date (as defined below), neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the information included on Schedule II hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Statutory Prospectus or any Issuer Free Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative, specifically for use therein, it being understood and agreed that the only such information furnished consists of the information described in Section 8(b). As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 2:05 p.m. (New York time) on May 20, 2020 or such other time as agreed to in writing by the Company and the Representative.

“Statutory Prospectus” means the Preliminary Prospectus, as amended and supplemented by any document incorporated by reference therein and any prospectus supplement that has not been superseded, in each case, immediately prior to the Applicable Time.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Securities and the Guarantees in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus identified on Schedule III to this Agreement.

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

(c) Each of the Company and the Subsidiary Guarantors has been duly organized and is validly existing and in good standing under the laws of its respective jurisdiction of organization, with all requisite power and authority (corporate and other) necessary to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation or limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no liability or disability that is material to the Company and its subsidiaries taken as a whole by reason of the failure to be so qualified or in good standing in any such jurisdiction. As used in this Agreement, a “subsidiary” of any person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by: (i) such person, (ii) such person and one or more subsidiaries of such person or (iii) one or more subsidiaries of such person.

(d) The Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus (and any similar section or information contained in the General Disclosure Package) and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; neither the filing of the Registration Statement nor the offering or sale of the Securities and the Guarantees as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied for or relating to the registration of any securities of the Company or the Subsidiary Guarantors; and all of the issued shares of capital stock or other equity interests of each Significant Subsidiary (for purposes of this Section, as defined in Rule 1-02 of Regulation S-X under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares and except as otherwise set forth in the Registration Statement, the General Disclosure Package and the Prospectus) the capital stock or other equity interests of each Significant Subsidiary is owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, other than those which are “Permitted Liens” as defined in the Indenture. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding subscriptions, rights, warrants, calls or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity or other ownership interest in the Company or any of its Significant Subsidiaries.

(e) The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Securities, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission. The Registration Statement, as of each effective date and at the date hereof and the Closing Date, and the Prospectus, as of its date and at the date hereof and the Closing Date, complied and will comply in all material respects with the requirements of the Act and the Rules and Regulations. The documents incorporated by reference in the Prospectus, at the time filed with the Commission conformed in all material respects to the requirements of the Exchange Act or the Act, as applicable, and the rules and regulations of the Commission thereunder. The Registration Statement and any amendment thereto as of each effective date and at the date hereof and the Closing Date, did not contain, and will not contain, any untrue statement of a material fact and did not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments and supplements thereto as of its date and at the date hereof and the Closing Date, did not contain, and will not contain, any untrue statement of a material fact and did not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative, specifically for use therein, it being understood and agreed that the only such information furnished consists of the information described in Section 8(b).

(f) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative, specifically for use therein, it being understood and agreed that the only such information furnished consists of the information described in Section 8(b).

(g) The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus, any General Use Free Writing Prospectuses and other materials, if any, permitted under the Act and consistent with Section 3(b) below. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time and manner required under Rules 163(b)(2) and 433(d) under the Act.

(h) (i) At the time of filing the Registration Statement, (ii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act and (iii) at the date hereof, the Company is a “well-known seasoned issuer” as defined in Rule 405 under the Act. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Act objecting to the use of the automatic shelf registration form.

(i) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities and (ii) as of the date hereof (with such date being used as the determination date for purposes of this clause (ii)), the Company and each Subsidiary Guarantor was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company or any Subsidiary Guarantor be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Act with respect to the offering of the Securities as contemplated by the Registration Statement.

(j) The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified, in each case, on a consolidated basis; such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis (unless otherwise disclosed therein) throughout the periods covered thereby; and the other financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and published guidance applicable thereto.

(k) PricewaterhouseCoopers LLP, who have certified certain consolidated financial statements of the Company and its consolidated subsidiaries incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, are an independent registered public accounting firm with respect to the Company and its subsidiaries as required by the Act and the Rules and Regulations and by the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(l) Other than as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(m) Except as would not reasonably be expected to have a material adverse effect on the business, properties, financial position or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), the Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated or included in the Registration Statement, the General Disclosure Package and the Prospectus is prepared in accordance with the Commission’s rules and published guidance applicable thereto.

(n) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(o) Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject, which would be required to be disclosed pursuant to Item 103 of Regulation S-K under the Exchange Act in the Company’s Annual Report on Form 10-K if such report were filed on the date hereof; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(p) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except (i) such as are described in the Registration Statement, the General Disclosure Package and the Prospectus, (ii) such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, (iii) such as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (iv) Permitted Liens; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries taken as a whole in any material respect.

(q) The Company and its subsidiaries have paid all federal, state, local and foreign taxes (except for such taxes that are not yet delinquent or that are being contested in good faith and by proper proceedings) and filed all tax returns required to be paid or filed through the date hereof, except in each case where the failure to pay or file would not reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement, the

General Disclosure Package and the Prospectus or as would not reasonably be expected to have a Material Adverse Effect, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(r) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, any loss or interference with its business that is material to the Company and its subsidiaries, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus; and, since the date as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been any change in the capital stock (other than issuances pursuant to equity incentive plans) or increase in long-term debt of the Company or any of its subsidiaries that is material to the Company and its subsidiaries taken as a whole, or any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, properties, financial position or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.

(s) Since the date of the latest audited financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries, taken as a whole, or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries, taken as a whole, other than as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(t) Neither the Company nor any of its subsidiaries is (i) in violation of its Articles of Incorporation or Code of Regulations or other similar organizational documents, (ii) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, in the case of clauses (ii) and (iii), for any default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u) The execution, delivery and performance by each of the Company and the Subsidiary Guarantors of each of the Transaction Documents (as defined below) to which it is a party, the issuance and sale of the Securities (including the Guarantees) and the compliance by each of the Company and the Subsidiary Guarantors with all of the provisions of the Transaction Documents and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the Articles of Incorporation or Code of Regulations or other similar organizational documents of the Company or any Subsidiary Guarantor or (iii) result in any violation of any law or statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, in the case of clauses (i) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities (including the Guarantees) or the consummation by the Company and the Subsidiary Guarantors of the transactions contemplated by this Agreement, except such as have been obtained or made by the Company and the Subsidiary Guarantors and are in full force and effect under the Act and for such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws or under the securities laws of Canada or any province thereof or from the Financial Industry Regulatory Authority (“FINRA”) in connection with the purchase and resale of the Securities by the Underwriters.

(v) Each of the Company and the Subsidiary Guarantors has full right, corporate or limited liability company power, as applicable, and authority to execute and deliver, as applicable, this Agreement, the Securities, the Base Indenture and the Seventh Supplemental Indenture (including each applicable Guarantee set forth therein) (collectively, the “Transaction Documents”) and to perform their respective obligations hereunder and thereunder; and all corporate or limited liability company action, as applicable, required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(w) The Base Indenture and the Seventh Supplemental Indenture have each been duly authorized, executed and delivered by the Company and each of the Subsidiary Guarantors and, assuming due authorization, execution and delivery by the Trustee, each constitutes a valid and legally binding agreement of the Company and each of the Subsidiary Guarantors enforceable against the Company and each of the Subsidiary Guarantors in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles regardless of whether considered in a proceeding in equity or at law (collectively, the “Enforceability Exceptions”), and as of the date hereof, the Indenture conforms (and as of the Closing Date, the Indenture will conform) in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations of the Commission applicable to an indenture qualified thereunder.

(x) The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of the Subsidiary Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Subsidiary Guarantors, enforceable against each of the Subsidiary Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(y) Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(z) This Agreement has been duly authorized, executed and delivered by the Company and each of the Subsidiary Guarantors.

(aa) The Company and its subsidiaries own, license or otherwise possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except where the failure to own, license or otherwise possess such rights would not reasonably be expected to have a Material Adverse Effect; and the conduct of their respective businesses will not conflict in any respect with any such rights of others, and the Company and, to the best of the Company’s knowledge, its subsidiaries, have not received written notice of any claim of infringement of, or conflict with any such rights of, others, except in each case such conflicts or infringements that, if adversely determined against the Company or any of its subsidiaries, would not reasonably be expected to have a Material Adverse Effect.

(bb) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in the Registration Statement, the General Disclosure Package and the Prospectus or as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries has received written notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(cc) The statements set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Description of Notes,” insofar as they purport to constitute a summary of the Securities and the Guarantees, and under the caption “Certain Material United States Federal Income Tax Considerations,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

(dd) Prior to the date hereof, neither the Company nor any of its affiliates (as defined in Rule 144 under the Act) has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities.

(ee) Neither the Company nor any subsidiary of the Company is, and after giving effect to the offering and sale of the Securities and the issuance of the Guarantees, none of them will be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(ff) Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are customary among companies of established reputation engaged in the same or similar businesses and operating in the same or similar locations; and neither the Company nor, to the best of the Company’s knowledge, any of its subsidiaries has (i) received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at a reasonable cost from similar insurers as may be necessary to continue its business, except, in the case of clause (ii), as would not reasonably be expected to have a Material Adverse Effect.

(gg) Except as would not reasonably be expected to have a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates is in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for the plans that are subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the present value of all benefit liabilities under each such plan (based on the assumptions used for purposes of Accounting Standards Codification Topic 715) did not, as of the last date the plans were measured for year-end disclosure purposes, exceed by more than $60 million the fair market value of the assets of such plan, and the present value of all benefit liabilities of all underfunded plans (based on the assumptions used for purposes of Accounting Standards Codification Topic 715) did not, as of the last date the plans were measured for year-end disclosure purposes, exceed by more than $139 million the fair market value of the assets of all such underfunded plans, and no such plan has failed to satisfy the minimum funding standard as defined in Section 412 of the Code or Section 302 of ERISA.

(hh) The Company and its subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received, and are in compliance with, all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply with, or failure to receive required permits, licenses or approvals, or liability, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii) None of the information on (or hyperlinked from) the Company’s website at www.goodyear.com, or any website of any subsidiary of the Company maintained or supported by the Company, includes or constitutes a “free writing prospectus” as defined in Rule 405 under the Act (other than any information that has been filed by the Company with the Commission in accordance with Rule 433 under the Act).

(jj) Except as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company and its subsidiaries, no director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the United States Foreign Corrupt Practices Act of 1977, as amended, or other anti-bribery or anti-corruption laws in effect in jurisdictions in which the Company and its subsidiaries do business; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(kk) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, no labor disturbance by, or dispute with, employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened, in each case that would be reasonably expected to have a Material Adverse Effect.

(ll) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities as described in the General Disclosure Package and the Prospectus) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(mm) On and immediately after the Applicable Time, the Company (after giving effect to the issuance of the Securities and the other transactions related thereto as described in the Registration Statement, the Prospectus and the General Disclosure Package) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) (which liabilities are calculated for purposes of this representation in the manner used in the preparation of the Company’s consolidated financial statements) as they become absolute and matured; (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business (assuming the ability to refinance existing obligations in the normal course of business); (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Prospectus and the General Disclosure Package, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature (assuming the ability to refinance existing obligations in the normal course of business); and (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged.

(nn) Except as would not reasonably be expected to have a Material Adverse Effect, the operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions applicable to the Company and its subsidiaries, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency applicable to the Company and its subsidiaries (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(oo) The Company and its subsidiaries are not knowingly engaged in any activity that would reasonably be expected to result in the Company or any of its subsidiaries being listed on any Sanctions-related list of designated persons maintained by the Office of Foreign Assets Control (and any successor performing similar functions) of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State, the United Nations Security Council or the European Union (collectively, the “Sanctions-related Lists”). None of the Company or any of its subsidiaries or, to the knowledge of the Company, any of their respective directors, officers or employees that will act for the Company or any of its subsidiaries in any capacity in connection with the offering of the Securities contemplated hereby, is listed on any of the Sanctions-related Lists. The Company will not use, and will procure that its subsidiaries will not use, the proceeds of the offering of the Securities contemplated hereby for the purpose of funding any activity, business or transaction (i) of or with (a) any person listed in any of the Sanctions-related Lists, (b) any person organized or resident in a country, region or territory which is itself the subject or target of any comprehensive Sanctions (solely consisting of, at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria) (each, a “Sanctioned Country”) or (c) any person owned 50% or more by any person or persons described in the foregoing clauses (i)(a) or (i)(b), or (ii) in any Sanctioned Country, in each case of the foregoing clauses (i) and (ii), to the extent such activity, business or transaction would be prohibited by Sanctions if conducted by a person organized or formed under the laws of the United States. The term “Sanctions” as used herein means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by OFAC, the U.S. Department of State, the United Nations Security Council or the European Union.

(pp) The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, and, except as would not reasonably be expected to have a Material Adverse Effect, are free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all material IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses. There have been no breaches, violations, outages or unauthorized uses of or accesses to the Company’s IT Systems or data, except for those that have been remedied without material cost or liability or those that would not otherwise reasonably be expected to have a Material Adverse Effect, nor any material incidents under internal review or material investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

2.    PURCHASE, SALE AND DELIVERY OF THE SECURITIES.

(a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to issue and sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule I hereto at a price equal to 100.75% of the principal amount thereof, plus accrued interest from May 18, 2020 to the Closing Date, subject to adjustments in accordance with Section 9 hereof.

(b) Payment for the Securities to be sold hereunder is to be made in Federal (same day) funds against delivery of one or more global notes in book-entry form representing the Securities (collectively, the “Global Note”) to the Representative for the several accounts of the Underwriters, with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. Such payment and delivery are to be made through the facilities of The Depository Trust Company, New York, New York at 10:00 a.m., New York time, on the second business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.” (As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in

New York are open for business and are not permitted by law or executive order to be closed.) The Global Note will be made available for inspection by the Representative not later than 1:00 p.m., New York time, on the business day prior to the Closing Date.

(c) It is understood that the Underwriters intend to offer the Securities for sale to the public at the price set forth in the Prospectus.

(d) Any action by the Underwriters hereunder may be taken by Goldman Sachs & Co. LLC on behalf of the Underwriters, and any such action taken by Goldman Sachs & Co. LLC shall be binding upon the Underwriters.

3.    COVENANTS OF THE COMPANY AND THE SUBSIDIARY GUARANTORS.

The Company and the Subsidiary Guarantors, jointly and severally, covenant and agree with the several Underwriters that:

(a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) (without reliance on Rule 424(b)(8)) under the Act the Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A, 430B or 430C under the Act, (ii) during the Prospectus Delivery Period (as defined below), not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus or any document incorporated by reference therein of which the Representative shall not previously have been advised and furnished with a copy or to which the Representative shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (iii) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and during the Prospectus Delivery Period.

(b) The Company will (i) not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission under Rule 433 under the Act unless the Representative approves its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representative shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule III hereto, (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of Rules 163,

164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (iv) not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(c) The Company will advise the Representative promptly (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities and the Guarantees shall have become effective, or any supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission relating to the Registration Statement or the Prospectus, (iii) of any request of the Commission for amendment of the Registration Statement or the filing of a new registration statement relating to the Securities or the Guarantees or any amendment or supplement to the General Disclosure Package or the Prospectus, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act. The Company will use its best efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued.

(d) If at any time during the Prospectus Delivery Period the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representative, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities (including the Guarantees), in a form satisfactory to the Representative, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable (if such filing is not otherwise effective immediately pursuant to Rule 462 under the Act), and (iv) promptly notify the Representative of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities (including the Guarantees) to continue as contemplated in the Registration Statement that was the subject of the notice under Rule 401(g)(2) under the Act or for which the Company has otherwise become ineligible. References herein to the Registration Statement relating to the Securities and the Guarantees shall include such new registration statement or post-effective amendment, as the case may be.

(e) The Company agrees to pay the required filing fees to the Commission relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii), either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b) under the Act).

(f) The Company will promptly from time to time take such action as the Representative may reasonably request to qualify the Securities (including the Guarantees) for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the offering and resale of the Securities (including the Guarantees), provided that in connection therewith the Company shall not be required (i) to qualify as a foreign corporation, (ii) to file a general consent to service of process in any jurisdiction or (iii) to take any action that would subject itself to taxation in any jurisdiction if it is not otherwise so subject.

(g) The Company will deliver to, or upon the order of, the Representative, from time to time, as many copies of any Preliminary Prospectus as the Representative may reasonably request. The Company will deliver to, or upon the order of, the Representative, from time to time, as many copies of any Issuer Free Writing Prospectus as the Representative may reasonably request. The Company will deliver to, or upon the order of, the Representative during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required under the Act (the “Prospectus Delivery Period”), as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representative may reasonably request. The Company will deliver to the Representative at or before the Closing Date, such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), including documents incorporated by reference therein, and of all amendments thereto, as the Representative may reasonably request.

(h) The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Securities as contemplated in this

Agreement and the Prospectus. If during the Prospectus Delivery Period, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

(i) If the General Disclosure Package is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.

(j) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 16 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 under the Act.

(k) Except for the offer, sale, contract to sell or other disposition of debt securities or guarantees for which the primary use of proceeds is to refinance the outstanding indebtedness of the Company or any of its subsidiaries, the Company shall not, during the period beginning from the date hereof and continuing until the date 90 days after the Closing Date, offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any debt securities issued or guaranteed by the Company or any of the Subsidiary Guarantors that are substantially similar to the Securities without the prior written consent of the Representative.

(l) The Company shall apply the net proceeds of its sale of the Securities as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(m) The Company shall not be or become, at any time prior to the expiration of two years after the Closing Time, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the 1940 Act.

(n) The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

4.    COVENANT OF THE UNDERWRITERS. Each Underwriter hereby represents and agrees that:

It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Schedule III or prepared pursuant to Section 3(b) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing.

5.    COSTS AND EXPENSES.

The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; any roadshow expenses incurred by the Company for airfare, hotel and other travel expenses; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Issuer Free Writing Prospectuses, the Prospectus, this Agreement, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the FINRA of the terms of the sale of the Securities; and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Securities under State securities or Blue Sky laws. The Company shall not, however, be required to pay for any of the Underwriters’ expenses (other than those related to qualification under FINRA regulations and State securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representative pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Securities or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Securities.

6.    CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

The several obligations of the Underwriters to purchase the Securities on the Closing Date are subject to the accuracy, as of the date hereof and the Closing Date, as the case may be, of the representations and warranties of the Company and the Subsidiary Guarantors contained herein, and to the performance by the Company and the Subsidiary Guarantors of their respective covenants and obligations hereunder and to the following additional conditions:

(a) The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus and each Issuer Free Writing Prospectus shall have been filed as required by Rules 424, 430A, 430B, 430C or 433 under the Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included or incorporated by reference in the Registration Statement or otherwise) shall have been disclosed to the Representative and complied with to its reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Securities.

(b) The Representative shall have received on the Closing Date the opinions of Covington & Burling LLP, counsel for the Company, Gowling WLG (Canada) LLP, counsel for Goodyear Canada Inc., and David E. Phillips, Esq., Senior Vice President and General Counsel, dated the Closing Date addressed to the Underwriters, in each case, in form and substance satisfactory to you, substantially in the forms set forth in Annex I, Annex II, and Annex III hereto, respectively.

(c) The Representative shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, an opinion or opinions dated the Closing Date with respect to such matters as the Representative may reasonably request.

(d) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, of PricewaterhouseCoopers LLP confirming that they are an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Act and the applicable Rules and Regulations and the PCAOB and stating that in their opinion the financial statements and schedules examined by them and included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial and statistical information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(e) The Representative shall have received on the Closing Date a certificate or certificates of an elected officer of the Company with specific knowledge of the Company’s and the Subsidiary Guarantors’ financial affairs to the effect that, as of the Closing Date, such elected officer represents as follows:

(i) the Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement and no order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;

(ii) the representations and warranties of the Company and the Subsidiary Guarantors contained in Section 1 hereof are true and correct as of the Closing Date;

(iii) since the Applicable Time (A) there has not been any downgrading in the rating accorded the Company’s debt securities by Moody’s Investors Service, Inc.

(“Moody’s”) or Standard & Poor’s Ratings Group (“S&P”), and (B) neither Moody’s nor S&P has publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities; and

(iv) since the date as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been any change in the capital stock (other than issuances pursuant to equity incentive plans) or increase in long-term debt of the Company or any of its subsidiaries that is material to the Company and its subsidiaries taken as a whole, or any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, properties, financial position or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.

(f) The Company shall have furnished to the Representative such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representative may reasonably have requested.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company of such termination in writing at or prior to the Closing Date.

In such event, the Company, the Subsidiary Guarantors and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7.    CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.

The obligations of the Company to sell and deliver the Securities required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and be in effect or proceedings therefor initiated or threatened.

8.    INDEMNIFICATION.

(a) The Company and each of the Subsidiary Guarantors jointly and severally agree:

(1)    to indemnify and hold harmless each Underwriter, the directors and officers of each Underwriter, each selling agent of any Underwriter, each affiliate of any Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter, such affiliate or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company and each of the Subsidiary Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use therein, it being understood and agreed that the only such information furnished consists of the information described in Section 8(b); and

(2)    to reimburse each Underwriter, each Underwriter’s directors and officers, each selling agent of any Underwriter, each affiliate of any Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter, such affiliate or such controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Securities, whether or not such Underwriter, director, officer, selling agent, affiliate or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto. This indemnity agreement in this Section 8(a) will be in addition to any liability which the Company and the Subsidiary Guarantors may otherwise have.

(b) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of the Subsidiary Guarantors, each of their respective directors, each of their respective officers who have signed the Registration Statement, and each person, if any, who controls the Company or any Subsidiary Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company, any Subsidiary Guarantor or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company, any Subsidiary Guarantor or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information relating to such Underwriter furnished to the Company by or through the Representative specifically for use therein, it being understood and agreed that the only such written information consists of the following paragraphs in the Preliminary Prospectus and the Prospectus: (x) (i) the fourth paragraph, (ii) the fifth and sixth sentences of the sixth paragraph, (iii) the seventh paragraph, (iv) the eighth paragraph, (v) the first, sixth, seventh, eighth, ninth and tenth sentences of the ninth paragraph, (vi) the tenth paragraph and (vii) the first, second and fifth sentences of the eleventh paragraph, in each case, under the caption “Underwriting (Conflicts of Interest)” in the Prospectus, and (y) the first, second and fifth sentences under the subsection entitled “Conflicts of Interest” under the caption “The Offering” in the Prospectus. In the event that it is finally judicially determined that the Company and the Subsidiary Guarantors were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Company and the Subsidiary Guarantors will promptly return all sums that had been advanced pursuant hereto. This indemnity agreement in this Section 8(b) will be in addition to any liability which such Underwriter may otherwise have.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if and to the extent that the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party, reasonably incurred, in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. Such firm shall be designated in writing by the Representative in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Subsidiary Guarantors on the one hand, and the Underwriters on the other, from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Subsidiary Guarantors on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Subsidiary Guarantors on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Subsidiary Guarantors on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this

Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

(f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 shall remain operative and in full force and effect, regardless of any termination of this Agreement. A successor to any Underwriter, its directors or officers, any person controlling any Underwriter or any selling agent or affiliate of any Underwriter, or to the Company or any Subsidiary Guarantor, its or their directors or officers, or any person controlling the Company or any Subsidiary Guarantor, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9.    DEFAULT BY UNDERWRITERS.

If on the Closing Date any Underwriter shall fail to purchase and pay for the portion of the Securities which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representative of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the principal amount of the Securities which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representative, shall not have procured such other Underwriters, or any others, to purchase the principal amount of the Securities agreed to be purchased by the defaulting Underwriter or Underwriters, then the Company shall be entitled to a further period of 36 hours within which to procure another party or parties satisfactory to you to purchase such principal amount of the Securities on such terms. If, after giving effect to any arrangements for the purchase of Securities by a defaulting Underwriter by you and the Company provided above, the aggregate principal amount of Securities with respect to which such default shall occur does not exceed 10% of the aggregate principal amount of the Securities to be purchased on the Closing Date the other Underwriters shall be obligated, severally, in proportion to the respective principal amount of Securities which they are obligated to purchase hereunder, to purchase the Securities which such defaulting Underwriter or Underwriters failed to purchase. If, after giving effect to any arrangements for the purchase of the Securities by a defaulting Underwriter by you and the Company provided above, the aggregate principal amount of Securities with respect to which such default shall occur exceeds 10% of the aggregate principal amount of the Securities to be purchased on the Closing Date, the Company or you as the Representative of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting

Underwriters or of the Company except to the extent provided in Sections 5 and 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Representative or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order that the required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.    NOTICES.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department; if to the Company or any Subsidiary Guarantor, to the address of the Company set forth in the Prospectus, Attention: Secretary.

11.    TERMINATION.

This Agreement may be terminated by you by notice to the Company (a) at any time prior to the Closing Date if any of the following has occurred: (i) since the date as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has been (A) any change in the capital stock (other than issuances pursuant to equity incentive plans) or increase in long-term debt of the Company or any of its subsidiaries that is material to the Company and its subsidiaries taken as a whole, or (B) any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, properties, financial position or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus and, in the case of clause (A) or (B), the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the General Disclosure Package and the Prospectus, (ii) since the Applicable Time there has been any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your judgment, materially impair the investment quality of the Securities, or (iii) since the Applicable Time there has been a suspension of trading in securities generally on the New York Stock Exchange or The NASDAQ Stock Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such exchange, (iv) since the Applicable Time there has been a declaration of a banking moratorium by United States or New York State authorities, (v) since the Applicable Time (A) there has been any downgrading in the rating accorded the Company’s debt securities by Moody’s or S&P, or (B) either Moody’s or S&P, or both, have publicly announced that they have under surveillance or review, with possible negative implications, their rating of any of the Company’s debt securities or (vi) since the Applicable Time there has been the suspension of trading of any securities issued or guaranteed by the Company by the NASDAQ Global Select Market, the Commission, or any other governmental or regulatory authority; or

(b) as provided in Sections 6 and 9 of this Agreement.

12.    SUCCESSORS.

This Agreement has been and is made solely for the benefit of the Underwriters and the Company and the Subsidiary Guarantors and their respective successors, executors, administrators, heirs and assigns, and the selling agents and affiliates, officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13.    MISCELLANEOUS.

(a) The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company, any Subsidiary Guarantor or its directors or officers and (ii) delivery of and payment for the Securities under this Agreement or any termination of this Agreement.

(b) The Company and each Subsidiary Guarantor acknowledges and agrees that the Representative and the other Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Subsidiary Guarantors with respect to the offering of the Securities and the Guarantees contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, any Subsidiary Guarantor or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Company, the Subsidiary Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Subsidiary Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Representative and the other Underwriters shall have no responsibility or liability to the Company or the Subsidiary Guarantors with respect to the matters covered by this paragraph. Any review by the Representative and the other Underwriters of the Company, the Subsidiary Guarantors, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative and the other Underwriters and shall not be on behalf of the Company or the Subsidiary Guarantors.

(c) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(d) This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

(e) The Underwriters, on the one hand, and the Company (on its own behalf and, to the extent permitted by law, on behalf of its stockholders) and the Subsidiary Guarantors, on the other hand, waive any right to trial by jury in any action, claim, suit or proceeding with respect to your engagement as underwriters or your role in connection herewith.

(f) No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(g) In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

(h) (i) In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(iii) As used in this Section 13(h):

(A) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Subsidiary Guarantors and the several Underwriters in accordance with its terms.

Very truly yours, THE GOODYEAR TIRE & RUBBER COMPANY

By:	/s/ Christina L. Zamarro
Name:	Christina L. Zamarro
Title:	Vice President, Finance and Treasurer

Signature page to Underwriting Agreement

SUBSIDIARY GUARANTORS

CELERON CORPORATION

By:	/s/ Evan M. Scocos
Name:	Evan M. Scocos
Title:	Vice President and Controller
DIVESTED COMPANIES HOLDING COMPANY

By:	/s/ Evan M. Scocos
Name:	Evan M. Scocos
Title:	Vice President and Controller

By:	/s/ Daniel T. Young
Name:	Daniel T. Young
Title:	Secretary

DIVESTED LITCHFIELD PARK PROPERTIES, INC.
By:	/s/ Evan M. Scocos
Name:	Evan M. Scocos
Title:	Vice President and Controller

By:	/s/ Daniel T. Young
Name:	Daniel T. Young
Title:	Secretary

Signature page to Underwriting Agreement

GOODYEAR CANADA INC.

BY:	/s/ Samuel M. Pillow
Name:	Samuel M. Pillow
Title:	President

By:	/s/ Frank Lamie
Name:	Frank Lamie
Title:	Secretary

GOODYEAR EXPORT INC.
By:	/s/ Evan M. Scocos
Name:	Evan M. Scocos
Title:	Vice President and Controller

GOODYEAR FARMS, INC.
By:	/s/ Evan M. Scocos
Name:	Evan M. Scocos
Title:	Vice President and Controller

GOODYEAR INTERNATIONAL CORPORATION
By:	/s/ Evan M. Scocos
Name:	Evan M. Scocos
Title:	Vice President and Controller

Signature page to Underwriting Agreement

GOODYEAR WESTERN HEMISPHERE CORPORATION

By:	/s/ Evan M. Scocos
Name:	Evan M. Scocos
Title:	Vice President and Controller

T&WA, Inc.
By:	/s/ Evan M. Scocos
Name:	Evan M. Scocos
Title:	Vice President, Finance and Treasurer

RABEN TIRE CO., LLC
By: THE GOODYEAR TIRE & RUBBER COMPANY, ITS SOLE MEMBER
By:	/s/ Christina L. Zamarro
Name:	Christina L. Zamarro
Title:	Vice President, Finance and Treasurer

Signature page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

GOLDMAN SACHS & CO. LLC

For itself and as Representative of the several
Underwriters listed on Schedule I

By:	/s/ Douglas Buffone
Name:	Douglas Buffone
Title:	Managing Director

Signature page to Underwriting Agreement

SCHEDULE I

SCHEDULE OF UNDERWRITERS

Underwriter	Principal Amount of Securities to be Purchased
Goldman Sachs & Co. LLC	$36,000,000
Barclays Capital Inc.	$20,000,000
Citigroup Global Markets Inc.	$20,000,000
Credit Agricole Securities (USA) Inc.	$20,000,000
J.P. Morgan Securities LLC	$20,000,000
BNP Paribas Securities Corp.	$13,000,000
BofA Securities, Inc.	$13,000,000
Deutsche Bank Securities Inc.	$13,000,000
Wells Fargo Securities, LLC	$13,000,000
PNC Capital Markets LLC	$8,500,000
SMBC Nikko Securities America, Inc.	$8,500,000
BBVA Securities Inc.	$3,000,000
Banco Bradesco BBI S.A.	$3,000,000
MUFG Securities Americas Inc.	$3,000,000
Natixis Securities Americas LLC	$3,000,000
UniCredit Capital Markets LLC	$3,000,000

Total	$200,000,000

SCHEDULE II

Filed Pursuant to Rule 433

Registration No. 333-238212

May 20, 2020

THE GOODYEAR TIRE & RUBBER COMPANY

$200,000,000 9.500% Senior Notes due 2025

Pricing Term Sheet

The information in this pricing term sheet should be read together with (i) the preliminary prospectus supplement (the “Preliminary Prospectus Supplement”), dated May 20, 2020, as filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and (ii) the related base prospectus dated May 13, 2020, included in the Registration Statement (File No. 333-238212), in each case, including the documents incorporated by reference therein.

Issuer:	The Goodyear Tire & Rubber Company

Security:	9.500% Senior Notes due 2025 (the “Notes”) (Reopening of $600,000,000 of 9.500% Senior Notes due 2025 issued on May 18, 2020)

Maturity:	May 31, 2025

Face Amount:	$200,000,000

Gross Proceeds:	$203,500,000

Gross Spread:	1.00%

Net Proceeds exclusive of accrued interest (after deducting underwriting discounts and commissions but before offering expenses):	$201,500,000

Coupon:	9.500%

Offering Price:	101.750% plus accrued interest from May 18, 2020

Yield-to-Maturity:	9.056%

Trade Date:	May 20, 2020

Settlement Date:	May 22, 2020 (T+2)

Interest Payment Dates:	May 31 and November 30, beginning November 30, 2020

Record Dates:	May 15 and November 15

Optional Redemption:	On or after:	Price:

	May 31, 2022	104.750%

	May 31, 2023	102.375%

	May 31, 2024 and thereafter	100.000%

Make-Whole:	Make-whole call @ T+50 bps prior to May 31, 2022

Equity Clawback:	35% at 109.500% prior to May 31, 2022

Spread to Treasury:	+ 870 bps

Reference Treasury:	UST 2.875% due May 31, 2025

Underwriters:

Goldman Sachs & Co. LLC

Barclays Capital Inc.

BNP Paribas Securities Corp.

BofA Securities, Inc.

Citigroup Global Markets Inc.

Credit Agricole Securities (USA) Inc.

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

BBVA Securities Inc.

Banco Bradesco BBI S.A.

MUFG Securities Americas Inc.

Natixis Securities Americas LLC

PNC Capital Markets LLC

SMBC Nikko Securities America, Inc.

UniCredit Capital Markets LLC

Additional Changes to Preliminary Prospectus Supplement:	The aggregate principal amount of the Notes offered in this offering has been increased from $150,000,000 to $200,000,000. All consequential changes to reflect the increased amount of the offering are hereby deemed to be made throughout the Preliminary Prospectus Supplement, including to the sections entitled “Summary”, “The Offering”, “Risk Factors”, “Use of Proceeds”, “Capitalization” and “Description of Notes”.

CUSIP/ISIN:	382550 BH3 / US382550BH30

The Issuer has filed a registration statement (including a prospectus and the related Preliminary Prospectus Supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the Preliminary Prospectus Supplement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this

2

offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the Preliminary Prospectus Supplement and the accompanying prospectus if you request it by calling Goldman Sachs & Co. LLC toll free at 1-866-471-2526.

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SCHEDULE III

The pricing term sheet substantially in the form set forth on Schedule II hereto.

ANNEX I

[Form of Opinion of Covington & Burling LLP]

1. Each Delaware Guarantor is a corporation validly existing and in good standing under the law of the state of Delaware and has the corporate power and authority to execute and deliver the Company Agreements to which it is a party, to consummate the transactions contemplated thereby and to perform its respective obligations thereunder. Each Delaware Guarantor has duly authorized, executed and delivered the Company Agreements to which it is a party.

2. The Indenture (including those provisions of the Indenture relating to the Note Guarantees) constitutes the valid and binding obligation of the Goodyear Companies party thereto, enforceable against each such Goodyear Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles. When the Notes are executed, authenticated, issued and delivered in the manner provided in the Indenture and paid for as provided in the Underwriting Agreement, the Notes will constitute the valid and binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

3. The Registration Statement has become effective upon filing with the Commission pursuant to Rule 462 under the Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened under the Act.

4. Except as to (i) the financial statements, including the notes and schedules thereto, and other financial and statistical data included in the Registration Statement or the Prospectus, and (ii) the statement of eligibility and qualification of the Trustee under the Indenture, as to each of which we express no opinion, the Registration Statement, as of the 430B Effective Time, and the Prospectus, as of its date, complied as to form in all material respects with the requirements of the Act.

5. The Indenture complies as to form in all material respects with the requirements of the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

6. The statements in the General Disclosure Package under the captions “Description of Notes” and “Certain Material United States Federal Income Tax Considerations,” insofar as such statements constitute summaries of the laws, regulations, legal matters, agreements or other legal documents referred to therein, as of 2:05 PM (New York time) on the date of the Underwriting Agreement (the “Applicable Time”), are accurate in all material respects and fairly summarize the matters referred to therein. The statements in the Prospectus under the captions “Description of Notes” and “Certain Material United States Federal Income Tax Considerations,” insofar as such statements constitute summaries of the laws, regulations, legal matters, agreements or other legal documents referred to therein, as of the date of the Prospectus and as of the date hereof, are accurate in all material respects and fairly summarize the matters referred to therein.

7. Each of the Company Agreements conforms in all material respects to the description thereof contained in the General Disclosure Package and the Prospectus.

8. No consent, approval, authorization or other action by or filing with any governmental agency or instrumentality of the State of New York or the United States of America or under the DGCL is required on the part of any Goodyear Company for the execution and delivery of any Company Agreement to which such Goodyear Company is a party, the issuance and sale of the Securities, the consummation of the transactions contemplated by the Company Agreements or the performance by each Goodyear Company of its obligations thereunder, except for (i) those already obtained or made and (ii) any of the foregoing as may be required under state securities or blue sky laws and the rules and regulations promulgated thereunder.

9. The execution, delivery and performance by the Goodyear Companies of each of the Company Agreements to which each such Goodyear Company is a party, the issuance and sale of the Securities and the consummation of the transactions contemplated by the Company Agreements will not (i) violate the DGCL or any New York State or federal statute, law, rule or regulation to which such Goodyear Company is subject, (ii) breach the provisions of, or cause a default under, or result in the creation or imposition of any lien, charge or encumbrance upon or with respect to, any property or assets of any Goodyear Company under any agreement listed in Exhibit C hereto or (iii) only in the case of each Delaware Guarantor, breach the provisions of such Delaware Guarantor’s certificate of incorporation or by-laws.

10. None of the Goodyear Companies is, nor after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

In addition, in accordance with our understanding with the Goodyear Companies as to the scope of our services in connection with the offering of the Securities, as counsel to the Goodyear Companies, we reviewed the Registration Statement, the Prospectus and the General Disclosure Package and participated in discussions with your representatives and those of the Company, your counsel and the Company’s accountants. On the basis of the information that was reviewed by us in the course of the performance of the services referred to above, considered in the light of our understanding of the applicable law and the experience we have gained through our practice under the federal securities laws, we confirm to you that nothing that came to our attention in the course of such review has caused us to believe that the Registration Statement, at the time the Registration Statement became effective under the Act (including the information deemed to be part of the Registration Statement at the time it became effective pursuant to Rule 430B under the Act), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, that the Prospectus, as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under

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which they were made, not misleading, or that the General Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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ANNEX II

[Form of Opinion of Gowling WLG (Canada) LLP]

1.	Goodyear Canada is incorporated and existing under the OBCA and has not been dissolved under the OBCA.

2.

Goodyear Canada has the corporate power and capacity to own or lease property and assets, to carry on business and to execute, deliver, and perform its obligations under each of the Guarantee Documents.

3.	Goodyear Canada has taken all necessary corporate action to authorize the execution and delivery of by it of the Guarantee Documents and the performance of its obligations thereunder.

4.	Goodyear Canada has duly executed and delivered each of the Seventh Supplemental Indenture and the Underwriting Agreement.

5.

The execution and delivery of the Seventh Supplemental Indenture and the Underwriting Agreement and performance of the Guarantee Documents by Goodyear Canada do not breach or result in a default under:

(a)	the articles or by-laws of Goodyear Canada;

(b)	any laws, statutes or regulations of the province of Ontario and the federal laws of Canada applicable therein to which it is subject; or

(c)	any Material Contract.

6.

The authorized capital of Goodyear Canada consists of an unlimited number of common and preferred shares, of which 1,028,000 common shares and no preferred shares have been issued as fully paid and non-assessable shares. Goodyear US is the sole holder of record of all such shares.

7.

No authorization, consent, permit, exemption or approval of, or filing with or notice to, any governmental agency or authority, or any regulatory body, court, or tribunal having legal jurisdiction in the province of Ontario, and no consent or approval of any person under any Material Contract, is required in connection with the execution and delivery by Goodyear Canada of the Guarantee Documents, or the performance of its obligations under those Guarantee Documents.

8.

If any provision in the Guarantee Documents expressed to be governed by the laws of the State of New York is sought to be enforced against Goodyear Canada by the Trustee or the Representative in an action or proceeding brought before a court of competent jurisdiction in the Province of Ontario (the “Ontario Court”), the Ontario Court would apply the express choice of law chosen by the parties in the Guarantee Documents, namely the laws of the State of New York, to all issues which under the laws of the Province of Ontario and the federal laws of Canada applicable therein (collectively, the “Ontario Laws”) are to be determined in accordance with the express choice of law of the Guarantee Documents, provided that:

(i)

such express choice of New York Law is bona fide, in the sense that it was not made with a view to avoiding the consequences of the laws of any other jurisdiction and such choice is not contrary to public policy as such term is interpreted under Ontario Laws (“Public Policy”); and

(ii)	in any such proceeding, an Ontario Court:

(A)	will not take judicial notice of the provisions of New York Law but will only apply such provisions if they are pleaded and proven by expert testimony;

(B)	will apply Ontario Laws to matters that would be characterized as procedural under Ontario Laws;

(C)

will apply Ontario Laws that have overriding, mandatory or prescriptive effect (that is, laws that an Ontario Court is required to apply notwithstanding the governing law of the Guarantee Documents); and

(D)	will not enforce the performance of any obligation that is illegal under the laws of any jurisdiction in which such obligation is to be performed.

Subject to the foregoing, the express choice of New York law as the governing law of the Guarantee Documents would be upheld by an Ontario Court as a valid choice of law.

9.

A final and conclusive in personam judgment against Goodyear Canada under or in respect of the Guarantee Documents obtained in any court of competent jurisdiction in the State of New York, including in any federal court of the United States otherwise having competent jurisdiction (each, a “New York Court”), for a definite sum of money, given on the merits, and which is not impeachable as void or voidable under the laws of the State of New York, would be recognized and enforced by an Ontario court in an action by a judgment creditor to enforce such judgment, provided that:

(a)	such judgment was not obtained by fraud;

(b)

such judgment and the proceedings leading thereto did not involve the breach of and were not otherwise contrary to natural justice, including the fundamental right of a party to adequate notice and be heard fairly;

(c)

the court rendering judgment had jurisdiction over Goodyear Canada, as recognized by the courts of the Province of Ontario (“Ontario Court”), including that Goodyear Canada against which the judgment was rendered was duly served with the process of the New York Court, or appeared to defend such process;

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provided that for the purposes of service of foreign process, it may not be sufficient that Goodyear Canada against which the judgment was rendered had agreed to submit to the jurisdiction of the New York Court pursuant to an express provision of the Guarantee Documents;

(d)	no fresh evidence is adduced by Goodyear Canada which could not have been discovered prior to such judgment by reasonable diligence of Goodyear Canada, which shows such judgment to be erroneous;

(e)

the judgment is not contrary to the final and conclusive judgment of another jurisdiction; for example, an Ontario Court has discretion to stay or decline to hear an action on a foreign judgment if such judgment is under appeal, or if there is another subsisting judgment in any other jurisdiction relating to the same cause of action;

(f)	enforcement of such judgment would not be contrary to the public policy of the Province of Ontario;

(g)

the foreign judgment is not contrary to an order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada);

(h)	the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue or penal laws;

(i)	an error is not manifest in the foreign judgment or in the foreign court record;

(j)	the action is commenced within the time limitations set out in any applicable limitations statute;

(k)	an Ontario Court will render judgment only in Canadian dollars; and

(l)	an action in an Ontario Court on a foreign judgment may be affected by bankruptcy, insolvency or laws affecting the enforcement of creditors’ rights generally.

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ANNEX III

[Form of Opinion of David E. Phillips]

1. The Goodyear Companies are each duly incorporated or formed, as applicable, validly existing and in good standing or full force and effect, as applicable, under the laws of their respective jurisdictions of organization and each Goodyear Company has (i) the power and authority to execute and deliver the Company Agreements to which it is a party, to consummate the transactions contemplated thereby and to perform its respective obligations thereunder, and (ii) the requisite power and authority to own its respective properties and to conduct the businesses in which it is engaged, except where the failure to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Goodyear Companies is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

2. Each of the Goodyear Companies has duly authorized, executed and delivered each of the Company Agreements to which it is a party.

3. The Company has an authorized capitalization of (i) 450,000,000 shares of the Company’s common stock, without par value, and (ii) 50,000,000 shares of the Company’s preferred stock, without par value.

4. No consent, approval, authorization or other action by or filing with any governmental agency or instrumentality of the State of Ohio is required on the part of any Goodyear Company for the execution and delivery of any Company Agreement to which such Goodyear Company is a party, the issuance and sale of the Securities, the consummation of the transactions contemplated by the Company Agreements or the performance by such Goodyear Company of its obligations thereunder, except (i) those already obtained or made, and (ii) any of the foregoing as may be required under state securities laws or blue sky laws and the rules and regulations promulgated thereunder.

5. The execution, delivery and performance by each Goodyear Company of each of the Company Agreements to which such Goodyear Company is a party, the issuance and sale of the Securities, the compliance by such Goodyear Company with all applicable provisions of the Company Agreements to which such Goodyear Company is a party and the consummation of the transactions therein contemplated do not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument (x) to which such Goodyear Company is a party or by which such Goodyear Company is bound or to which any of its property or assets is subject and (y) that is listed under the headings “Instruments Defining the Rights of Security Holders, Including Indentures” or “Material Contracts” in the section entitled “Index of Exhibits” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 or under the heading “Material Contracts” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, except as would not, individually or in the aggregate, have a Material Adverse Effect, (ii) result in any violation of the provisions of such Goodyear Company’s organizational documents or (iii)

result in any violation of any judgment, writ, injunction, order, rule or regulation of any court or governmental authority binding on such Goodyear Company of which I am aware, that is material to the Company and its subsidiaries taken as a whole.

6. Except as set forth in the General Disclosure Package and the Prospectus, to my knowledge, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject, which would be required to be disclosed pursuant to Item 103 of Regulation S-K under the Exchange Act in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 if such report were filed on the date hereof.

7. The documents incorporated by reference in the Registration Statement and the Prospectus, at the time they became effective or were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act (except as to the financial statements and schedules and other financial and statistical data contained therein, as to which I express no opinion).